Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 20, 2007 relating to the financial statements, which appears in Overland Storage Inc.’s Annual Report on Form 10-K for the year ended July 1, 2007.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California

January 3, 2008